77C Matters submitted to a vote of security holders

Liberty Newport International Equity Fund

On October 18, 2002, a Special Meeting of Shareholders of Liberty Newport International Equity Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Columbia International Stock Fund, Inc. to acquire substantially all of the assets of Liberty Newport International Equity Fund. The votes cast at the Meeting were as follows:

    For:             1,313,539.928   shares of beneficial interest being a
                                     majority of the shares represented
                                     at the Meeting
   Against:             64,582.261   shares of beneficial interest
   Abstain:             97,193.436   shares of beneficial interest


Liberty Contrarian Small Cap Fund

On October 18, 2002, a Special Meeting of Shareholders of Liberty Contrarian Small Cap Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Liberty Small Cap Value Fund to acquire substantially all of the assets of Liberty Contrarian Small Cap Fund. The votes cast at the Meeting were as follows:

    For:                 1,241,911.104   shares of beneficial interest being a
                                         majority of the shares represented
                                         at the Meeting
   Against:                 64,610.473   shares of beneficial interest
   Abstain:                100,378.231   shares of beneficial interest


Liberty Contrarian Equity Fund

On October 18, 2002, a Special Meeting of Shareholders of Liberty Contrarian Equity Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Columbia Strategic Value Fund, Inc. to acquire substantially all of the assets of Liberty Contrarian Equity Fund. The votes cast at the Meeting were as follows:

    For:                   1,664,593.286   shares of beneficial interest being a
                                           majority of the shares represented
                                           at the Meeting
   Against:                  106,737.964   shares of beneficial interest
   Abstain:                  120,404.198   shares of beneficial interest

Liberty Contrarian Fund

On October 18, 2002, a Special Meeting of Shareholders of Liberty Contrarian Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Columbia Strategic Value Fund, Inc. to acquire substantially all of the assets of Liberty Contrarian Fund. The votes cast at the Meeting were as follows:

    For:                  104,294.059    shares of beneficial interest being a
                                         majority of the shares represented
                                         at the Meeting
   Against:                52,623.627    shares of beneficial interest
   Abstain:                 5,088.005    shares of beneficial interest


 77D Policies with respect to security investments

Liberty Select Value Fund (Fund)
Pursuant to the Board of Trustees' approval, the Fund has changed its investment strategy such that mid-cap stocks are defined to be stocks of companies similar in size to those companies in the Russell Midcap Value Index.


Pursuant to the Board of Trustees' approval, the Fund adopted a non-fundamental investment restriction that it will not acquire securities of other registered open-end investment companies or registered unit investment trusts in reliance on section 12(d)(1)(F) or (G) of the Investment Company Act of 1940.

Liberty Newport Global Equity Fund (Fund)
Pursuant to the Board of Trustees' approval, the Fund has changed its investment strategy. The Fund, under normal conditions, may invest up to 25% of its total assets in securities of utility companies.

77Q1 Exhibits
                             SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT, dated this 1st day of January, 2002, by and among COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation (the "Adviser"), NORDEA INVESTMENT MANAGEMENT NORTH AMERICA, INC., a company incorporated under the laws of the State of Delaware (the "Sub-Adviser") and LIBERTY FUNDS TRUST III (the "Trust"), on behalf of THE LIBERTY FUND (the "Fund").

                                   WITNESSETH:

         WHEREAS, the Adviser provides the Fund, a series of the Trust, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), business services pursuant to the terms and conditions of an investment advisory agreement dated November 1, 2001, as amended (the "Agreement") between the Adviser and the Trust, on behalf of the Fund; and

          WHEREAS, the Sub-Adviser is willing to provide services to the Adviser on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties of the Sub-Adviser. Subject to the supervision of the Trustees of the Trust and the Adviser, the Sub-Adviser will: (a) manage the investment of a portion of the assets of the Fund, as determined by the Adviser, in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's then current Prospectus (the "Prospectus") and Statement of Additional Information (the "Statement"), and in compliance with the 1940 Act and the rules, regulations and orders thereunder; (b) place purchase and sale orders for portfolio transactions for the Fund; (c) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (d) employ professional portfolio managers to provide research services to the Fund; and (e) report results to the Board of Trustees of the Trust. The Adviser agrees to provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

    Should the Trustees of the Trust or the Adviser at any time make any determination as to investment policy and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Trust may at any time, upon written notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold and what portion, if any, of the Fund's assets shall be held uninvested. It is understood that the Adviser undertakes to discuss with the Sub-Adviser any such determinations of investment policy and any such suspension or restrictions on the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold or held uninvested, prior to the implementation thereof.

         2. Certain Information to the Sub-Adviser. Copies of the Prospectus and the Statement have been or will be delivered to the Sub-Adviser. The Adviser agrees to notify the Sub-Adviser of each change in the investment policies of the Fund and to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus and the Statement. In addition, the Adviser will promptly provide the Sub-Adviser with any procedures applicable to the Sub-Adviser adopted from time to time by the Trustees of the Trust and agrees to provide promptly to the Sub-Adviser copies of all amendments thereto.

         3. Execution of Certain Documents. Subject to any other written instructions of the Adviser and the Trustees of the Trust, the Sub-Adviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact to execute account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Fund.

         4. Reports. The Sub-Adviser shall furnish to the Trustees of the Trust or the Adviser, or both, as may be appropriate, quarterly reports of its activities on behalf of the Fund, as required by applicable law or as otherwise requested from time to time by the Trustees of the Trust or the Adviser, and such additional information, reports, evaluations, analyses and opinions as the Trustees of the Trust or the Adviser, as appropriate, may request from time to time.

         5. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser compensation, computed and paid monthly in arrears in U.S. dollars, at an annual rate of 0.40% of the average daily net asset value of the portion of the Fund's assets under management by the Sub-Adviser. If the Sub-Adviser shall serve for less than the whole of any month, the compensation payable to the Sub-Adviser with respect to the Fund will be prorated. The Sub-Adviser will pay its expenses incurred in performing its duties under this Agreement. Neither the Trust nor the Fund shall be liable to the Sub-Adviser for the compensation of the Sub-Adviser. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or Statement.

    6. Limitation of Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties and obligations hereunder. The Trust, on behalf of the Fund, may enforce any obligations of the Sub-Adviser under this Agreement and may recover directly from the Sub-Adviser for any liability it may have to the Fund.

         7. Activities of the Sub-Adviser. The services of the Sub-Adviser to the Fund are not deemed to be exclusive, the Sub-Adviser being free to render investment advisory and/or other services to others.

         8. Covenants of the Sub-Adviser. The Sub-Adviser agrees that it (a) will not deal with itself, "affiliated persons" of the Sub-Adviser, the Trustees of the Trust or the Fund's distributor, as principals, agents, brokers or dealers in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act and the rules, regulations and orders thereunder and subject to the prior written approval of the Adviser, and except in accordance with Rule 17e-1 procedures as approved by the Trustees from time to time and (b) will comply with all other provisions of the then-current Prospectus and Statement relative to the Sub-Adviser and its trustees, officers, employees and affiliates.

         9. Representations, Warranties and Additional Agreements of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

         (a) It (i) is registered as an investment adviser under the U.S. Investment Advisers Act of 1940 (the "Advisers Act"), is authorized to undertake investment business in the U.S. and is registered under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable Federal or State requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will immediately notify the Adviser in writing of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and
(vi) will immediately notify the Adviser in writing of any change of control of the Sub-Adviser or any parent of the Sub-Adviser resulting in an "assignment" of this Agreement.

         (b) It will maintain, keep current and preserve on behalf of the Fund, in the manner and for the periods of time required or permitted by the 1940 Act and the rules, regulations and orders thereunder and the Advisers Act and the rules, regulations and orders thereunder, records relating to investment transactions made by the Sub-Adviser for the Fund as may be reasonably requested by the Adviser or the Fund from time to time. The Sub-Adviser agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

         (c) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics, and upon any amendment to such code of ethics, promptly provide such amendment. At least annually the Sub-Adviser will provide the Trust and the Adviser with a certificate signed by the chief compliance officer (or the person performing such function) of the Sub-Adviser certifying, to the best of his or her knowledge, compliance with the code of ethics during the immediately preceding twelve (12) month period, including any material violations of or amendments to the code of ethics or the administration thereof.

         (d) It has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (the "SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser and the Trust.

         10. Duration and Termination of this Agreement. This Agreement shall become effective on the date first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force until July 31, 2003 and from year to year thereafter but only so long as its continuance is "specifically approved at least annually" by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund. This Agreement may be terminated at any time without penalty on sixty days' written notice to the Sub-Adviser by vote of the Board of Trustees of the Trust, by "vote of a majority of the outstanding voting securities" of the Fund, or by the Adviser. This Agreement also may be terminated at any time without penalty by the Sub-Advisor on ninety days' written notice to the Adviser and Trust. This Agreement shall automatically terminate in the event of its "assignment" or in the event that the Advisory Agreement shall have terminated for any reason.

         11. Amendments to this Agreement. This Agreement may be amended in accordance with the 1940 Act.

         12. Certain Definitions. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "control", "affiliated persons" and "interested person", when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the 1940 Act and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

         13. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Adviser pursuant to Section 9 hereof shall survive for the duration of this Agreement and the Sub-Adviser shall immediately notify, but in no event later than five (5) business days, the Adviser in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         14. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by the Sub-Adviser's Secretary in the case of the Sub-Adviser, the Adviser's General Counsel in the case of the Adviser, and the Trust's Secretary in the case of the Fund, or such other person as a party shall designate by notice to the other parties. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference and do not constitute a part hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above.

                                      COLONIAL MANAGEMENT ASSOCIATES, INC.


                                      By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                      NORDEA INVESTMENT MANAGEMENT
                                      NORTH AMERICA, INC.


                                      By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                      By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                      LIBERTY FUNDS TRUST III

                                      By:
                                           ------------------------------------
                                            Name:
                                            Title:

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


77Q1 Exhibits cont'd

               Report of Ernst & Young LLP, Independent Auditors
[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

To the Board of Trustees of Liberty Funds Trust III

In planning and performing our audit of the financial statements of The Liberty Fund, Liberty Contrarian Small-Cap Fund, Liberty Contrarian Equity Fund, Liberty Contrarian Income Fund and Liberty Contrarian Fund (five of the series constituting Liberty Funds Trust III [the "Trust"]), for the year ended October 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the information and use of management and the Board of Trustees of Liberty Funds Trust III and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




                                                        ERNST & YOUNG LLP

Boston, Massachusetts
December 12, 2002


                        Report of Independent Accountants

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
Report of Independent Accountants

To the Shareholders and Trustees of Liberty Funds Trust III

In planning and performing our audits of the financial statements of Liberty Select Value Fund, Liberty Newport Global Equity Fund and Liberty Newport International Equity Fund (the "Funds") (each a series of Liberty Funds Trust
III) for the year ended October 31, 2002, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
December 12, 2002


77Q3:

The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of October 29, 2002, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                             Liberty Funds Trust III


I, Keith T. Banks, certify that:


1. I have reviewed this report on Form N-SAR of Liberty Funds Trust III;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: 12/23/02                     /s/ Keith T. Banks

                                       Keith T. Banks, President





I, J. Kevin Connaughton, certify that:


1. I have reviewed this report on Form N-SAR of Liberty Funds Trust III;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: 12/23/02                      /s/ J. Kevin Connaughton

                                        J. Kevin Connaughton, Treasurer